                                                                    EXHIBIT 99.1


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                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                             CARRIZO OIL & GAS, INC.

                                   AS ISSUER,

                                       AND

                   THE INVESTORS LISTED ON SCHEDULE 1.1 HERETO





                                FEBRUARY 20, 2002


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                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS........................................................1
   1.1     Defined Terms.....................................................1
   1.2     Terms Generally...................................................7
   1.3     Use of Defined Terms..............................................8
   1.4     Cross-References..................................................8
   1.5     Currency..........................................................8
   1.6     Accounting Terms; GAAP............................................8

ARTICLE II PURCHASE AND SALE OF THE SHARES...................................8
   2.1     Authorization and Issuance of the Shares..........................8
   2.2     Delivery of the Shares............................................8
   2.3     Closing...........................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................9
   3.1     Corporate Existence...............................................9
   3.2     Corporate Power and Authorization.................................9
   3.3     Binding Obligations..............................................10
   3.4     No Violation.....................................................10
   3.5     Consents.........................................................10
   3.6     SEC Documents and Financial Statements...........................10
   3.7     Reserve Report...................................................11
   3.8     No Material Adverse Effect.......................................11
   3.9     Liabilities; Indebtedness........................................11
   3.10    Litigation.......................................................11
   3.11    Specified Contract and Commitments...............................12
   3.12    Title to Properties and Assets; Leases...........................13
   3.13    Compliance with the Law..........................................14
   3.14    Taxes............................................................14
   3.15    Employee Benefit Matters.........................................15
   3.16    Investment Company Act...........................................16
   3.17    Public Utility Holding Company Act...............................16
   3.18    No Restrictions on Affiliates....................................16
   3.19    Capitalization...................................................17
   3.20    Subsidiaries.....................................................17
   3.21    Environmental Matters............................................17
   3.22    Intellectual Property and Other Intangible Assets................19
   3.23    No Public Offer..................................................19
   3.24    Insurance........................................................19
   3.25    Certain Transactions.............................................19
   3.26    Use of Proceeds..................................................20
   3.27    Plugging and Abandonment Obligations.............................20
   3.28    No Material Misstatements or Omissions...........................20

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

   3.29    Fees and Commissions...........................................20
   3.30    Projections....................................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTORS....................21
   4.1     Representations and Warranties of Each Investor................21

ARTICLE V CONDITIONS TO PURCHASE..........................................22
   5.1     Conditions to Obligations of Investors on the Closing Date.....22

ARTICLE VI TRANSFER OF SECURITIES.........................................23
   6.1     Restriction on Transfer........................................23
   6.2     Restrictive Legends............................................23
   6.3     Notice of Transfer.............................................24

ARTICLE VII MISCELLANEOUS.................................................25
   7.1     Notices........................................................25
   7.2     Survival of Agreement..........................................25
   7.3     Successors and Assigns.........................................26
   7.4     Expenses of the Investors......................................26
   7.5     Indemnification................................................27
   7.6     Third Party Claims.............................................28
   7.7     GOVERNING LAW..................................................30
   7.8     Waivers; Amendments............................................30
   7.9     No Fiduciary Relationship......................................31
   7.10    No Duty........................................................31
   7.11    Construction...................................................31
   7.12    Severability...................................................31
   7.13    Counterparts...................................................32
   7.14    Confidentiality................................................32
   7.15    Headings.......................................................32
   7.16    Entire Agreement...............................................33

EXHIBITS

ANNEXES
ANNEX A - Schedule of Documents

SCHEDULES
SCHEDULE 1.1   -   Investors
SCHEDULE 1.2   -   Projections
SCHEDULE 3.4   -   No Violation
SCHEDULE 3.9   -   Liabilities
SCHEDULE 3.10  -   Litigation
SCHEDULE 3.11  -   Specified Contracts
SCHEDULE 3.12  -   Exceptions to Title
SCHEDULE 3.15  -   Employee Benefit Matters
SCHEDULE 3.19  -   Ownership; Capital Stock
SCHEDULE 3.20  -   Subsidiaries
SCHEDULE 3.21  -   Environmental Matters
SCHEDULE 3.22  -   Liens
SCHEDULE 3.25  -   Certain Transactions
SCHEDULE 3.27  -   Plugging and Abandonment Obligations
SCHEDULE 3.29  -   Fees and Commissions

                  SECURITIES PURCHASE AGREEMENT dated as of February 20, 2002 by and among CARRIZO OIL & GAS, INC., a corporation organized under the laws of the State of Texas (the "Company"), and the Persons listed on Schedule 1.1 hereto (together with successors and permitted assignees thereof, individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

                  WHEREAS, the Company is engaged in the exploration, development, exploitation and production of natural gas and crude oil (the "SUBJECT BUSINESS");

                  WHEREAS, the Company desires to issue to the Investors and the Investors, severally and not jointly, desire to purchase from the Company (i) 60,000 shares (the "SHARES") of Series B Convertible Participating Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK") and (ii) warrants to purchase 252,632 shares of Common Stock (as hereinafter defined) on the terms and for the consideration provided herein;

                  WHEREAS, the proceeds of the Purchased Securities (as defined herein) shall be used (i) to fund the Company's ongoing drilling and development program, (ii) to fund working capital and (iii) for general corporate purposes;

                  NOW THEREFORE, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1      DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "2002 SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of February 20, 2002 among the Company and the shareholders of the Company party thereto as amended from time to time.

                  "AFFILIATE" means, with respect to any specified Person, (i) any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person, (ii) any Person owning, beneficially or of record, five percent or more of the voting stock of the Company (on a fully diluted basis) and (iii) any director or executive officer of such Person.

                  "AGREEMENT" means this Agreement, together with all Schedules, Exhibits and Annexes attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "APPLICABLE LAW" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

                  "BENEFIT PLANS" has the meaning given to such term in Section 3.15(a).

                  "BENEFIT PROGRAM OR AGREEMENT" has the meaning given to such term in Section 3.15(a).

                  "BOARD" means the board of directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York or Houston, Texas; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange or market is open for trading.

                  "CAPITAL LEASE OBLIGATIONS" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

                  "CLOSING" means the issuance and purchase of the Purchased Securities on the Closing Date.

                  "CLOSING DATE" has the meaning given to such term in Section 2.3.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto.

                  "COMMISSION" means the Securities and Exchange Commission (or a successor thereto).

                  "COMMON STOCK" means the common stock, $.01 par value per share, of the Company.

                  "COMPANY" has the meaning given to such term in the Preamble to this Agreement.

                  "CONFIDENTIAL INFORMATION" has the meaning given to such term in Section 7.14.

                  "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "DEFENSIBLE TITLE" shall mean, with respect to the assets of the Company (i) the title of the Company to such assets is free and clear of all Liens of any kind whatsoever, and (ii) as to those wells for which a "working interest" and a "net revenue interest" are set forth on Schedule 3.12, the Company is entitled to receive the percentage of all hydrocarbons produced, saved and marketed from such wells in an amount not less than the net revenue interest set forth therein, without reduction, suspension or termination throughout the duration of the productive life of such wells, and the Company is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the working interest set forth on such Schedule, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in net revenue interest and as set forth on such Schedule.

                  "DESIGNATED TITLE EXCEPTIONS" has the meaning given to such term in Section 3.12(a).

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, pipeline safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products, distillates or byproducts, drilling fluids, produced waters, other wastes from the exploitation, development or production of crude oil or natural gas, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FINANCIAL OFFICER" of any Person means its chief financial officer or principal accounting officer.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any political subdivision thereof, or of any other country.

                  "GUARANTY" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, byproducts, drilling fluids, produced waters, other wastes from the exploitation, development or production of crude oil or natural gas, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "INDEBTEDNESS" of any Person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, including the undischarged balance of any production payments created by such Person or for the creation of which such Person directly or indirectly received payment and obligations to deliver goods or services including hydrocarbons in consideration of advance payments other than (i) obligations to sell or purchase hydrocarbons, (ii) obligations with pipelines for firm transportation of natural gas of such Person, and (iii) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations (including management fees) incurred in the ordinary course of business and the amount of any deferred rent obligations),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees given by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of commodity price hedging agreements or arrangements, interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations and exposures of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED PERSON" has the meaning given to such term in
Section 7.5(a).

                  "INDEMNIFYING PERSON" has the meaning given to such term in
Section 7.6(a).

                  "INTERIM BALANCE SHEET" has the meaning given to such term in
Section 3.6.

                  "IRS" has the meaning given to such term in Section 3.15(b).

                  "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes; provided, however, that for purposes of Section 3.12, the term "Lien" shall not include a trust or similar arrangement established for the purpose of defeasing any Indebtedness pursuant to the terms evidencing or providing for the issuance of such Indebtedness.

                  "LOSSES" has the meaning given to such term in Section 7.5(a).

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, results of operations, condition (financial or other) or prospects of the Company and its Subsidiaries, taken as a whole, (b) any material impairment of the ability of the Company or any of its Subsidiaries to perform any of its material obligations under any Transaction Document or (c) any material impairment of any material rights of or benefits available to the Investors under any Transaction Document.

                  "PERMITS" shall mean all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of the Company.

                  "PERSON" shall be construed as broadly as possible and includes natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other organization and a Governmental Authority.

                  "PLAN" has the meaning given to such term in Section 3.15(a).

                  "PROJECTIONS" means the Company's forecasted (a) quarterly cash flow statements, (b) drilling plan and (c) balance sheet, working capital and capitalization all attached hereto as Schedule 1.2.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PURCHASED SECURITIES" means the Series B Convertible Preferred Stock and the Warrants.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning given to such term in the Warrant Agreement.

                  "REPORTS" has the meaning given to such term in Section 3.7.

                  "REQUIRED INVESTORS" means Investors holding a majority of the shares of Common Stock of the Company issuable (for the purposes of clarity, "issuable" includes the shares of Common Stock of the Company that are issuable upon the date hereof and are issued subsequent to the date hereof) upon (a) the conversion of the Series B Convertible Preferred Stock and (b) the exercise of the Warrants.

                  "RESTRICTED SECURITIES" means the Purchased Securities, the Underlying Shares, the Warrants and the Warrant Shares, to the extent the Purchased Securities, the Underlying Shares, the Warrants and the Warrant Shares have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "SEC DOCUMENTS" has the meaning given to such term in Section 3.6.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  "SERIES B DOCUMENTS" means this Agreement, the Statement of Resolution Establishing Series of Shares designated Series B Convertible Preferred Stock and any other document or instrument executed and delivered by the Company in connection with the Series B Convertible Preferred Stock or this Agreement.

                  "SHARES" means the 60,000 shares of Series B Convertible Preferred Stock purchased at the Closing.

                  "SPECIFIED CONTRACTS" has the meaning given to such term in
Section 3.11.

                  "STATEMENT OF RESOLUTIONS" means that certain Statement of Resolutions dated February 20, 2002 establishing a series of shares designated Series B Convertible Preferred Stock.

                  "SUBJECT BUSINESS" has the meaning given to such term in the recitals to this Agreement.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Unless the context otherwise requires, the term "Subsidiary" means a Subsidiary of the Company.

                  "SURVIVAL DATE" has the meaning given to such term in Section 7.2.

                  "TAXES" has the meaning given to such term in Section 3.14

                  "TAX RETURNS" has the meaning given to such term in Section 3.14.

                  "THIRD PARTY CLAIM" has the meaning given to such term in
Section 7.6(a).

                  "TRANSACTION DOCUMENTS" means the Warrants, the Warrant Agreement, the Registration Rights Agreement, the 2002 Shareholders Agreement and the Series B Documents.

                  "TRANSFER" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "UNDERLYING SHARES" means the Common Stock and other securities issuable upon conversion of the Shares.

                  "US$" and "UNITED STATES DOLLARS" shall each mean lawful currency of the United States.

                  "UNITED STATES" means the United States of America.

                  "WARRANT AGREEMENT" means the Warrant Agreement dated the date hereof among the Company and the other signatories thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time.

                  "WARRANTS" has the meaning given to such term in the Warrant Agreement.

                  "WARRANT SHARES" has the meaning given to such term in the Warrant Agreement.

1.2      TERMS GENERALLY.

         The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION".

1.3      USE OF DEFINED TERMS.

         Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any Transaction Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4      CROSS-REFERENCES.

         Unless otherwise specified, references in this Agreement or any Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such Transaction Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

1.5      CURRENCY.

         Unless otherwise specified herein, all statements or references to dollar amounts or $ set forth herein or in any other Transaction Document shall refer to United States Dollars.

1.6      ACCOUNTING TERMS; GAAP.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE SHARES

2.1      AUTHORIZATION AND ISSUANCE OF THE SHARES.

                  (a) The Company has authorized the issuance of the Purchased Securities.

                  (b) On the Closing Date, the Company shall sell to each Investor, and each Investor shall severally purchase from the Company, upon satisfaction of the conditions set forth in Section 5.1 hereof (or waiver in writing of such conditions by such Investor), (i) the number of shares of Series B Convertible Preferred Stock set forth opposite such Investor's name on
Schedule 1.1 for the purchase price set forth opposite its name and (ii) Warrants to purchase the number of shares of Common Stock set forth opposite such Investor's name on Schedule 1.1 for the purchase price set forth opposite its name.

2.2      DELIVERY OF THE SHARES.

         On the Closing Date, the Company shall deliver to each Investor (i) a certificate, registered in such Investor's name, representing the Shares of Series B Convertible Preferred

Stock purchased by such Investor at the Closing and (ii) the Warrants registered in such Investor's name representing the right to purchase the number of shares of Common Stock set forth opposite such Investor's name on Schedule 1.1. Delivery shall be made against receipt by the Company of the aggregate purchase price for the Purchased Securities being purchased by such Investor by wire transfer of immediately available funds to an account designated by the Company.

2.3      CLOSING.

         Subject to the satisfaction of the conditions precedent set forth in
Section 5.1 hereof (or the waiver in writing of such conditions by the Investors), the delivery of the Purchased Securities shall take place at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995 on the date of execution of the Transaction Documents and the closing of the transactions contemplated thereby (the "CLOSING DATE").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors that, after the issuance and sale of the Purchased Securities, as of the Closing Date:

3.1      CORPORATE EXISTENCE.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all necessary power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently owns, operates and holds under lease. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary. On or before the date hereof the Company has delivered or made available to the Investors true and complete copies of the Company's Articles of Incorporation and By-laws, together with all amendments thereto.

3.2      CORPORATE POWER AND AUTHORIZATION.

         The Company has all requisite power and authority to issue the Purchased Securities and to execute, deliver, and perform the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions to be performed by the Company thereunder have been duly and validly authorized by all necessary action on the part of the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Transaction Documents by the Company or to consummate the transactions to be performed by the Company thereunder.

3.3      BINDING OBLIGATIONS.

         Each of the Transaction Documents when executed and delivered by the Company shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). When issued and delivered to the Investors at the Closing upon payment therefor as provided in this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens created by the Company.

3.4      NO VIOLATION.

         Except as disclosed on Schedule 3.4, the execution, delivery and performance by the Company of the Transaction Documents, the consummation of the transactions provided for therein and contemplated thereby, and the fulfillment by the Company of the terms thereof, will not (a) conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of the Company, (b) result in any default or in any material modification of the terms of any Indebtedness, material instrument or agreement, of the Company or the creation of any Lien upon any of the properties or assets owned by the Company, or (c) result in a violation by the Company of any Applicable Law or Permit applicable to the Company.

3.5      CONSENTS.

         All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority required to be obtained by the Company, and all consents under any material contracts, agreements, or instruments by which the Company is bound or to which it is subject, and required in connection with the Company's valid execution, delivery, or performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, has been obtained or made other than the filing of a Form D with the Commission and the filing of the Statement of Resolutions with the Secretary of State of the State of Texas.

3.6      SEC DOCUMENTS AND FINANCIAL STATEMENTS.

         The Company has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000 under the Exchange or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "SEC DOCUMENTS"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of the Company, as of the dates thereof and the combined results of operations and cash flows for the periods then ended. The condensed balance sheet for the Company included in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001 is referred to herein as the "INTERIM BALANCE SHEET".

3.7      RESERVE REPORT.

         The Company has delivered to the Investors a copy of the reserve report dated as of February 23, 2001 prepared by Ryder Scott Company Petroleum Engineers and the reserve report dated as of February 20, 2001 prepared by Fairchild, Ancell & Well, Inc., respectively, (the "Reports"), relating to the oil and gas reserves attributable to properties owned to which the Company has rights under lease or farm out or other written agreement by the Company. To the knowledge of the Company, the estimates of reserves in the Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses in the Reports reasonably reflect the historical experience of the Company and the Company has no reason to believe that the estimates will not reflect future lease operating expenses and the historical factual information supplied by the Company to the independent engineering firm in connection with the preparation of the Reports was, at the time of delivery to such firm, true and complete in all material respects.

3.8      NO MATERIAL ADVERSE EFFECT.

         Except as disclosed on Schedule 3.8, since December 31, 2000 there has been no Material Adverse Effect with respect to the Company nor any acquisition or disposition of any material asset by the Company or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business.

3.9      LIABILITIES; INDEBTEDNESS.

         Except for liabilities incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect, the Company does not have any liabilities, direct or contingent (including but not limited to liability with respect to any Plan or, to the Company's knowledge, any Environmental Law) other than those provided for in the Interim Balance Sheet or disclosed on Schedule 3.9. Except as would not have a Material Adverse Effect or as disclosed on the Interim Balance Sheet or in the audited financial statements of the Company or as incurred in the ordinary course of business, the Company has no Indebtedness other than the Indebtedness disclosed on Schedule 3.9.

3.10     LITIGATION.

         Except as disclosed on Schedule 3.10, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the

Company, threatened against the Company or any material property of the Company before any Governmental Authority (i) which challenges the legality, enforceability or validity of this Agreement or the Transaction Documents, or
(ii) which, if adversely determined, would have a Material Adverse Effect or impair the ability or obligation of the Company to perform fully on a timely basis any obligations which it has or will have under the Transaction Documents.

3.11     SPECIFIED CONTRACT AND COMMITMENTS.

                  (a) Except as set forth on Schedule 3.11 and except for the Transaction Documents to be entered into pursuant to or in connection with this Agreement, the Company has no (i) employment or consulting contract involving annual payments by the Company in excess of $150,000 and not cancelable without liability on sixty days' notice or less; (ii) capital redemption or purchase agreements; (iii) agreements providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an owner or operator of oil and gas properties, including obligations under master service agreements, drilling contracts, indemnification of Company directors and similar agreements) or the sharing of the tax liability of other parties; (iv) collective bargaining agreements; (v) gas sales or purchase contract, gas marketing agreement or transportation agreement under which the Company is the seller, which agreement is not terminable without penalty on thirty days' notice or less, and which provides for a price less than fair market value; (vi) agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets which individually are expected to require aggregate future payments by the Company in excess of $1,000,000 and all which in the aggregate would be expected to require future payments in excess of $2,500,000 (excluding future expenditures for drilling and/or completion of oil and gas wells for which specific expenditures are not yet committed); (vii) agreement for, or that contemplates, the sale of any interest in oil or gas leases which involves payment (including property received in exchange or other non-cash consideration) to the Company in excess of $1,000,000 in the aggregate;
(viii) agreement which requires future payments by the Company in excess of $400,000 (and not covered by clauses (vi) or (vii) or the exceptions thereto) which is not otherwise specifically disclosed herein; (ix) agreements containing covenants limiting or restricting the freedom of the Company to compete in any line of business or territory or with any person or entity; (x) area of mutual interest agreements binding the Company other than areas of mutual interest established pursuant to standard form joint operating agreements, or the exhibits or attachments thereto; (xi) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons; (xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments relating to the borrowing of money or the incurrence of any other Indebtedness, or any related security agreements; (xiii) voting trust or other agreement or understanding with respect to the voting of its Capital Stock; (xiv) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company, other than the Transaction Documents, (xv) agreements with respect to any of its Capital Stock which grant registration rights to any Person other than the Transaction Documents, (xvi) confidentiality agreements that would prohibit or restrict the disclosure of any information to the Investors (other than agreements that impose confidentiality restrictions involving seismic, geological or geophysical data or similar technical and business matters relating to the exploration for oil and gas and agreements that impose confidentiality restrictions relating to discussions with potential investors or potential parties to business combinations with the Company, provided that such discussions are no longer ongoing) or (xvii) any other material agreement or instrument (collectively, "SPECIFIED CONTRACTS"). None of the Specified Contracts have been amended or modified except as set forth on Schedule 3.11.

                  (b) All of the Specified Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company, and, to the knowledge of the Company, the other parties thereto, enforceable in all material respects in accordance with their respective terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). Neither the Company nor, to the knowledge of the Company, any other party to any Specified Contract, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company or, to the knowledge of the Company, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) The Company has no contracts or subcontracts whereby the Company receives payments from the federal government for the sale of products to, or the provision of services to the government. The Company has provided the Investors with a true and complete copy of each contract, agreement and instrument listed on Schedule 3.11 or has otherwise made such documents available for the Investors to review.

3.12     TITLE TO PROPERTIES AND ASSETS; LEASES.

                  (a) Except as set forth on Schedule 3.12, the Company has Defensible Title to all of its properties and assets (real and personal, tangible and intangible) reflected on the Interim Balance Sheet at a book cost in excess of $200,000 and all of the material assets thereafter acquired by the Company (except to the extent that (a) such assets have thereafter been disposed of in the ordinary course of business consistent with past practice or (b) leases for such property have expired pursuant to their terms), and, in each case free and clear of all Liens except (i) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (ii) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (iii) easements, restrictions, reservations or other encumbrances, as well as such imperfections or irregularities of title, if any, as are not material, (iv) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any Governmental Authority, (v) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production, (vi) the terms and conditions of joint operating agreements and other oil and gas contracts, (vii) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (viii) any preferential purchase rights, (ix) required third party consents to assignment, (x) conventional rights of reassignment prior to abandonment and (xi) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; provided, however, the exceptions described in clauses (iv) through
(xi) inclusive above are qualified to include only those exceptions in each case which do not operate to (A) reduce the net revenue interest of the Company below that set forth on Schedule 3.12, (B) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that set forth on Schedule 3.12 without a proportionate increase in the net revenue interest of the Company or (C) increase the working interest of the Company above that set forth on Schedule
3.12 without a proportionate increase in the net revenue interest of the Company, and, provided, further, that the foregoing defects, limitations, liens and encumbrances, whether individually material or not, do not in the aggregate create a Material Adverse Effect upon the Company (the categories of exceptions in clauses (iv) through (xi), as so qualified and as any such exceptions may exist from time to time, being referred to as the "DESIGNATED TITLE EXCEPTIONS"). To the Company's knowledge, all equipment now owned by the Company which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted), except where the failure to be in good condition and repair would not have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.12, but only to the knowledge of the Company with respect to oil and gas leases not operated by the Company, the oil and gas leases in which the Company owns an interest (i) have been maintained according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance would not have a Material Adverse Effect, and (ii) are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

                  (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the oil and gas properties of the Company have been properly and correctly paid, except where the failure to make such payment would not have a Material Adverse Effect.

3.13     COMPLIANCE WITH THE LAW.

         The Company (i) is not in violation of any Applicable Law and (ii) has not failed to obtain any Permit, necessary to the ownership of any of its properties or the conduct of its business, except in either case where a violation or failure would not have a Material Adverse Effect.

3.14     TAXES.

         The Company (i) has filed all tax returns and reports ("TAX RETURNS") required to be filed by or with respect to the Company, (ii) has included all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, and (iii) has paid all taxes, assessments, fees, imposts, duties or other charges, including any interest and penalties (all collectively referred to herein as "TAXES"), due with respect to such Tax Returns except for such failures as would not have a Material Adverse Effect. There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company.

3.15     EMPLOYEE BENEFIT MATTERS.

                  (a) Definitions. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

                           (i) PLAN: Each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of its ERISA, which is sponsored, maintained, or contributed to by the Company or any of its ERISA Affiliates (as hereinafter defined) for the benefit of the employees, former employees, independent contractors, or agents of the Company or any of its ERISA Affiliates, or has been so sponsored, maintained or contributed to since September 2, 1974.

                           (ii) BENEFIT PROGRAM OR AGREEMENT: Each personnel policy, stock option plan, collective bargaining agreement, workers' compensation agreement or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding, which is not described in Section 3.15(a)(i) and which is sponsored, maintained, or contributed to by the Company for the benefit of the employees, former employees, independent contractors, or agents of the Company or any of its Subsidiaries, or has been so sponsored, maintained, or contributed to since September 2, 1974.

                           (iii) BENEFIT PLANS: Collectively, the Plans and Benefit Programs or Agreements.

                  (b) Employee Benefit Plan Compliance.

                           (i) Neither the Company nor any corporation, trade, business, or entity under common control with the Company, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, ("ERISA Affiliate") contributes to or has an obligation to contribute to, nor has the Company or any ERISA Affiliate at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA; and

                           (ii) All obligations, whether arising by operation of law or by contract, required to be performed in connection with the Benefit Plans have been performed, and there have been no defaults, omissions, or violations by any party with respect to any

         Benefit Plan or law applicable thereto, except as would not have a Material Adverse Effect; and

                           (iii) Each Plan that is intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of such
         Section in all material respects, (B) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would materially and adversely affect such qualified status and, to the extent such letter does not cover amendments required by law, both the time for adopting such amendments if not previously adopted and filing such amendments with the IRS if not previously filed has not expired.

                  (c) No Additional Rights or Obligations. Except as set forth on Schedule 3.15, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not
(i) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan.

                  (d) No Additional Severance. The Company is not a party to any agreement, nor has the Company established any policy or practice requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by the Transaction Documents.

                  (e) No Excess Parachute Payments. In connection with the consummation of the transaction contemplated by the Transaction Documents, no payments have or will be made under the Benefit Plans.

3.16     INVESTMENT COMPANY ACT.

         The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

3.17     PUBLIC UTILITY HOLDING COMPANY ACT.

         The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.18     NO RESTRICTIONS ON AFFILIATES.

         The Company is not a party to any agreement that would purport to impose restrictions or limitations on the Investors or any of their Affiliates.

3.19     CAPITALIZATION.

         The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock of which 14,064,077 shares are issued and outstanding as of the date hereof and an additional 1,456,037 shares are reserved for issuance under the Incentive Plan of the Company, 216,120 shares are reserved for issuance pursuant to other outstanding options and 3,010,189 shares are reserved for issuance upon exercise of rights of purchase represented by the warrants listed on Schedule 3.19, 1,052,632 shares are reserved for issuance upon conversion of the Shares and 252,632 shares are reserved for issuance upon conversion of the Warrants and (ii) 10,000,000 shares of Preferred Stock, par value $0.01, of which 60,000 shares of Series B Convertible Preferred Stock are authorized for issuance and of which the Shares will be issued and outstanding at the Closing and no other shares of Preferred Stock will be issued and outstanding as of the Closing Date (after giving effect to the transactions contemplated by the Transaction Documents). Schedule 3.19 sets forth the name and address of each person known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except as set forth on
Schedule 3.19, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any Capital Stock of the Company. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of the Company's Common Stock, a number of shares sufficient to provide for the conversion of the Shares and the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon conversion in accordance with the terms of the Series B Convertible Preferred Stock or upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Warrants and the Warrant Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of shareholders.

3.20     SUBSIDIARIES.

         Except as set forth in Schedule 3.20, the Company does not own any subsidiaries and does not own, directly or indirectly, any interest or investment in any Person, other than interests under any joint operating agreement of oil and gas property that expressly provides the relationship of the parties created by such agreement is not intended to render the parties thereto liable as partners.

3.21     ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 3.21:

                  (a) the properties and operations of the Company have not violated and are not in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a Material Adverse Effect, nor are there any conditions existing on such property or resulting from operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a Material Adverse Effect;

                  (b) without limitation of Section 3.21(a) above, the Company is not subject to any pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

                  (c) except as would not have a Material Adverse Effect, (i) all notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or release of any Hazardous Material into the environment, have been duly obtained or filed, and
(ii) the Company has complied and is in compliance with the terms and conditions of all such notices, Permits, licenses and similar authorizations;

                  (d) except as would not have a Material Adverse Effect, (i) all Hazardous Materials generated by or as a result of operations on properties owned by the Company and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws and (ii) such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) except as would not have a Material Adverse Effect, (i) there are no asbestos-containing materials on or in any property owned or used by the Company and (ii) there are no storage tanks or similar containers on or under any such properties from which Hazardous Materials may be released into the surrounding environment;

                  (f) without limiting the foregoing, there is no material liability of the Company (accrued or contingent) to any non-governmental third party in tort or under common law or under Environmental Laws in connection with any release or threatened release of any Hazardous Material into the environment as a result of operations conducted on its properties; and

                  (g) Schedule 3.21 separately lists for the Company any and all existing liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations in which there is a possible uninsured loss greater than $250,000 or $500,000 in the aggregate against or affecting it and relating to the release, discharge or emission of any Hazardous Material, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, Permits, licenses, consent decrees or other authorizations and the disposition of each such liability. With respect to each such pending or prior matter, Schedule 3.21 hereto lists the date of such liability, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Schedule 3.21, the Company has not received any written notice that it is a potentially responsible party under any Environmental Laws.

3.22     INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.

         The Company (i) owns or has the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names and copyrights, and all applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted without infringing upon or violating any right, Lien, or claim of others, and (ii) except as described on Schedule 3.22, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except for such failures to have the right to use such obligations and not have a Material Adverse Effect.

3.23     NO PUBLIC OFFER.

         Neither the Company nor anyone acting on its behalf has offered to any Person securities of the Company, or any part thereof, or any instruments convertible, exercisable or exchangeable into such securities, or has solicited from, or otherwise approached or negotiated in respect thereof with, any Person other than the Investors and not more than 25 institutional investors any offer to acquire the same, in a manner, or taken or failed to take any other action, so as to make the transactions contemplated by this Agreement subject to the registration requirements of Section 5 of the Securities Act.

3.24     INSURANCE.

         The Company maintains property, casualty, general liability and other insurance policies with coverage limits in amounts and with carriers as in each case are customary in accordance with sound business practices and which the Company believes are adequate in the circumstances. The Company has previously provided, or made available to the Investors true and complete copies of all of the Company's insurance policies. The Company has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all material claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Company has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened.

3.25     CERTAIN TRANSACTIONS.

         Except as set forth on Schedule 3.25, (a) the Company is not indebted directly or indirectly to any of its officers, directors or shareholders or to their respective spouses or children in any amount whatsoever, (b) none of such officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any Person with which the Company has a business relationship (other than ownership interests of less than 5% in a publicly traded company), or any Person that competes with the Company (other than ownership interests of less than 5% in a publicly traded competitor), and (c) no officer, director or 10% shareholder, or any member of his immediate family, has a direct or material indirect financial interest in any material contract with the Company other than employment arrangements and benefit plans.

3.26     USE OF PROCEEDS.

         All proceeds from the issuance of the Purchased Securities will be used by the Company only in accordance with the recitals of this Agreement.

3.27     PLUGGING AND ABANDONMENT OBLIGATIONS.

         Except as set forth on Schedule 3.27 and as would not have a Material Adverse Effect, there is no well located upon any property owned by the Company that the Company is currently in default on an obligation imposed by law or contract to plug and abandon.

3.28     NO MATERIAL MISSTATEMENTS OR OMISSIONS.

         None of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made (provided that the Company makes no representation or warranty as to any representations or warranties made by any Person other than the Company or its Subsidiaries in any Transaction Document). To the knowledge of the Company, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations or assets of the Company that has not been disclosed to the Investors in writing by the Company which could result in a Material Adverse Effect, including, without limitation, through disclosure in the SEC Documents. The financial statements and other related financial data (excluding all projections and pro forma financial data) and reserve reports furnished to the Investors by or at the direction of the Company in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Investors in that connection, such financial statements, related financial data (excluding all projections and pro forma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading. The circumstances and events that are not required to be identified on the Schedules hereto by reason of the materiality qualifications contained in the representations and warranties in this Article III, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company when taken in the context of all of the assets, obligations and operations of the Company.

3.29     FEES AND COMMISSIONS.

         Except as set forth on Schedule 3.29, the Company has not retained, nor are any fees due from the Company to, any intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary, in connection with the transactions contemplated by the Transaction Documents.

3.30     PROJECTIONS.

         The Projections have been prepared in good faith based upon material assumptions that were reasonable at the time the Projections were prepared and as of the Closing Date; provided that, notwithstanding any other provisions hereof, it is recognized by the Investors that the Projections and any reserve report delivered in connection with this Agreement as they relate to future events are not to be viewed as fact and that the actual results during the period or periods covered by the Projections or reserve reports may differ from the projected results set forth therein by a material amount; and, without limiting the generality of the foregoing, no representation or warranty is made as to future prices of hydrocarbons or as to the timing or results of future exploration or production operations, other than the representation that the assumptions relating thereto were reasonable.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

4.1      REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

         Each Investor represents and warrants to the Company, severally and not jointly, as of the date hereof as follows:

                  (a) Purchase for its Own Account. Such Investor is purchasing the Purchased Securities for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Investor at any time, in accordance with this Agreement or the Transaction Documents, lawfully to sell or otherwise to dispose of all or any of the Purchased Securities, Underlying Shares and Warrant Shares held by it.

                  (b) Accredited Investor. Such Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (c) Authority, Etc. Such Investor has the power and authority to enter into and perform this Agreement and the execution and performance hereof have been duly authorized by all proper and necessary action; this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and the application of equitable principles.

                  (d) Securities Act Compliance. Such Investor understands that the Company has not registered the Restricted Securities under the Securities Act, and each Investor agrees that the Restricted Securities, may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Article VI hereof. Such Investor understands that any transfer agent of the Company will be issued stop-transfer restrictions with respect to the Restricted Securities unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Such Investor has experience in analyzing and investing in entities like the Company, such Investor can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Restricted Securities from the Company at the Closing. Such Investor has received copies of the SEC Documents. Such Investor has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the SEC Documents and the Company's business, management and financial affairs with the Company's management, customers and other parties, and such Investor has received satisfactory responses to its inquiries. Such Investor does not have any contract, undertaking, agreement or arrangements with any Person to sell, transfer or grant a participation to such Person or to any third Person, with respect to any of the Restricted Securities in violation of the Federal or any state securities laws.

                                    ARTICLE V

                             CONDITIONS TO PURCHASE

5.1      CONDITIONS TO OBLIGATIONS OF INVESTORS ON THE CLOSING DATE.

         The obligations of the Investors to purchase the Purchased Securities hereunder are subject to the satisfaction of the following conditions:

                  (a) Transaction Documents. The Investors shall have received, in form and substance satisfactory to them and their counsel, a duly executed copy of each of the Transaction Documents, together with such additional documents, instruments, certificates as the Investors and their counsel shall reasonably require in connection therewith, including those listed in the Schedule of Documents attached hereto as Annex A and incorporated herein, each in form and substance satisfactory to the Investors and their counsel.

                  (b) No Litigation. There shall exist no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting the Company or its business, assets or rights which involve any of the transactions contemplated by the Transaction Documents.

                  (c) Payment of Fees and Expenses. All fees and expenses owing by the Company to the Investors under the terms of any Transaction Document or any other document executed in connection herewith or therewith shall have been paid to the Investors or other party to which owed on the Closing Date. The counsel for the Investors shall have received payment in full to the extent invoiced for all reasonable legal fees, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under the Transaction Documents and instruments in connection therewith.

                  (d) Requisite Approvals. The Company shall have obtained copies of all required governmental and other consents, licenses, Permits and approvals relating to the transactions contemplated by the Transaction Documents, which consents, licenses, Permits and approvals shall be in form and substance acceptable to Investors and its counsel.

                  (e) Representations and Warranties; Performance of Covenants. The representations and warranties of the Company contained in each Transaction Document and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all material respects as though made on and as of the Closing Date. The Company shall have satisfied each of the conditions precedent set forth therein on and as of the Closing Date.

                  (f) Legal Matters. All matters relating to the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory to the Investors and their counsel.

                                   ARTICLE VI

                             TRANSFER OF SECURITIES

6.1      RESTRICTION ON TRANSFER.

         The Restricted Securities shall not be transferable except a holder of Restricted Securities may transfer such Restricted Securities upon the conditions specified in this Article VI, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer thereof; provided, however, that any such transfer shall be subject to the restrictions contained in the Warrant Agreement and the 2002 Shareholders Agreement and any transferee, by acceptance of the Restricted Securities, will be deemed to have agreed to be bound by and entitled to the benefits of Section 7.14.

6.2      RESTRICTIVE LEGENDS.

         Each certificate for the Restricted Securities, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 6.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 20, 2002, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF

                  SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

6.3      NOTICE OF TRANSFER.

                  (a) Each holder shall, prior to any Transfer of any Restricted Securities, give five Business Days prior written notice (or, if such five Business Day notice period is not reasonably practicable, such notice as is reasonably practicable), to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 6.3 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion must be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion, within five days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.2 above unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

                  (b) Notwithstanding the foregoing provisions of this Section 6.3, the restrictions imposed by Section 6.3(a) upon the transferability of any Restricted Securities shall cease and terminate when (i) such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by paragraph (a) above in a manner that does not require that the Restricted Securities so transferred continue to bear the legend set forth in Section 6.2 above or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within ten Business Days of receipt of such request, the Company shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legend set forth in
Section 6.2 above and not containing any other reference to the restrictions imposed by this Section.

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      NOTICES.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) sent by facsimile, in each case to such party at its address as follows:

                       (i) if to the Company, to:

                                Carrizo Oil & Gas, Inc.
                                14701 St. Mary's Lane, Suite 800
                                Houston, Texas  77079
                                Attention:  Chief Financial Officer
                                Telephone No.:  (281) 496-1352
                                Telecopier No.: (281) 496-1251

                           with a copy to:

                                Baker Botts L.L.P.
                                One Shell Plaza
                                910 Louisiana
                                Houston, Texas  77002-4915
                                Attention:  Gene Oshman, Esq.
                                Telephone No.:  (713) 229-1178
                                Telecopier No.: (713) 229-1522

                       (ii) if to any Investor, to such Investor's address set forth in Schedule 1.1 hereto.

         Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (A) on the day of actual delivery in the case of personal delivery, (B) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (C) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (D) upon receipt in the case of a facsimile transmission or the next Business Day if such day is not a Business Day. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

7.2      SURVIVAL OF AGREEMENT.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Transaction Documents without limit; provided, however, that for purposes of the indemnification contained in Section 7.5, the representations and warranties set forth in
Article III (other than Sections 3.2, 3.3 and 3.19) shall survive until the third anniversary of the Closing Date (the "SURVIVAL DATE"). No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Transaction Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation as provided above. To the fullest extent allowed by law, the Investors shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in any Transaction Document, notwithstanding any knowledge of the Investors to the contrary, or any contrary information delivered to the Investors by the Company or any other Person.

7.3      SUCCESSORS AND ASSIGNS.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or the Investors that are contained in the Transaction Document shall bind and inure to the benefit of their respective successors and permitted assigns except that the Company shall not assign its rights or obligations hereunder without the consent of the Required Investors. Each Investor shall have the right, subject to the provisions of Article VI hereof, to assign or otherwise transfer its rights under this Agreement (in connection with the transfer of Restricted Securities) or any Purchased Securities, Underlying Shares and Warrant Shares held by it.

7.4      EXPENSES OF THE INVESTORS.

         The Company shall pay (a) all out-of-pocket expenses reasonably incurred by the Investors (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Investors and any auditors, accountants, appraisers, consultants, advisors and agents employed or retained by the Investors) in connection with (i) the preparation, execution and delivery of this Agreement and the other Transaction Documents, (ii) the purchase of the Purchased Securities hereunder (including the Investors' due diligence investigation in connection therewith) and (iii) all filings by any Investor required to be made by the Commission in connection with the transactions contemplated by the Transaction Documents and (b) all out-of-pocket expenses incurred by the Investors, including the fees, charges and disbursements of counsel for the Investors, in connection with the enforcement or protection of the Investors' rights under the provisions of any Transaction Document provided that the Investors prevail in any such enforcement proceedings; provided, however, that the Company shall not be obligated to pay in excess of $75,000 to by Mellon Ventures, L.P. for expenses incurred by Mellon Ventures, L.P. arising under subsection (a) above.

7.5      INDEMNIFICATION.

                  (a) In addition to all rights and remedies available to the Investors at law or in equity, the Company shall indemnify the Investors and their affiliates, stockholders, officers, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "INDEMNIFIED PERSONS") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "LOSSES") which any such party may suffer, sustain or become subject to, to the extent arising out of or as a result of:

                           (i) any misrepresentation or breach of a representation or warranty on the part of the Company under Article III of this Agreement;

                           (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement or any other Transaction Document;

                           (iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against any Indemnified Person that, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of the Company; and

                           (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against any Indemnified Person relating to or arising from Environmental Laws relating to the Company (including without limitation relating to or arising from any Hazardous Material regarding the Company or its Subsidiaries and relating to the Company and its Subsidiaries or any predecessor thereto or any of the operators, properties or assets of any of them).

                  (b) Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company in the Transaction Documents) by the Indemnified Person, the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with interest thereon at the rate of 8% per annum, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

                  (c) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without limit, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Investors and/or any of the Indemnified Persons or the acceptance by the Investors of any certificate or opinion; provided, however that any Indemnified Person shall be required to assert any claim for indemnification in respect of Losses to the extent arising out of or as a result of any representation or warranty referred to in clause (i) or (iii) of Section 7.5(a) on or prior to the Survival Date, if any, applicable to such representation or warranty.

                  (d) The indemnity obligations that the Company has under this
Section 7.5 shall be in addition to any liability that the Company may otherwise have. The Company further agrees that the indemnification commitment set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

                  (e) Any indemnification of the Investors or any other Indemnified Person by the Company pursuant to this Section 7.5 shall be effected by wire transfer of immediately available funds from the Company to an account designated by the Investors or any other Indemnified Person within fifteen days after the determination thereof.

7.6      THIRD PARTY CLAIMS.

                  (a) If any claim (a "THIRD PARTY CLAIM") is asserted against an Indemnified Person and such Indemnified Person intends to seek indemnification hereunder from the Company (the "INDEMNIFYING PERSON"), then such Indemnified Person shall give notice of the Third Party Claim to the Indemnifying Person as soon as practicable after the Indemnified Person has reason to believe that the Indemnifying Person will have an indemnification obligation with respect to such Third Party Claim and shall provide the Indemnifying Person with all papers served with respect to such Third Party Claim. Such notice shall describe in reasonable detail, to the extent known, the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Person's request for indemnification under this Agreement. The failure of the Indemnified Person to so notify the Indemnifying Person of the Third Party Claim shall not relieve the Indemnifying Person from any duty to indemnify hereunder unless and to the extent that the Indemnifying Person demonstrates that the failure of the Indemnified Person to promptly notify it of such Third Party Claim prejudiced its ability to defend such Third Party Claim; provided, that the failure of the Indemnified Person to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which it may have to the Indemnified Person otherwise than under this Agreement. Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within five Business Days after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim.

                  (b) The Indemnifying Person shall have the right to participate in, or assume control of, and the Indemnifying Person's insurance carrier shall have the right to participate in, the defense of the Third Party Claim at its own expense by giving prompt written notice to the Indemnified Person, using counsel of its choice reasonably acceptable to the Indemnified Person. If it elects to assume control of the defense of such Third Party Claim, the Indemnifying Person shall defend such Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnified Person shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnifying Person shall not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred by the Indemnified Person in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Person, (ii) the Indemnifying Person fails to assume the defense or diligently prosecute the Third Party Claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the Indemnifying Person from representing the Indemnified Person. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate with the Indemnifying Person and its counsel in contesting any Third Party Claim that the Indemnifying Person elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnifying Person shall have the right, acting in good faith and with due regard to the interests of the Indemnified Person, to control all decisions regarding the handling of the defense without the consent of the Indemnified Person, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnified Person, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability and obligations arising out of such Third Party Claim and which would not otherwise adversely affect the Indemnified Person.

                  (c) If the Indemnifying Person fails to assume the defense of a Third Party Claim within thirty (30) days after receipt of written notice of the Third Party Claim, then the Indemnified Person shall have the right to defend the Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The Indemnifying Person shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnified Person shall not be liable to the Indemnifying Person hereunder for any legal or other expenses incurred by the Indemnifying Person in connection with its participation in the defense thereof. If requested by the Indemnified Person, the Indemnifying Person agrees to cooperate with the Indemnified Person and its counsel in contesting any Third Party Claim that the Indemnified Person elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnified Person shall have the right, acting in good faith and with due regard to the interests of the Indemnifying Person, to control all decisions regarding the handling of the defense without the consent of the Indemnifying Person, but shall not have the right to compromise or settle any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Person from all liability and obligations arising out of such Third Party Claim.

7.7      GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

                  (c) THE COMPANY HEREBY AGREES THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INVESTORS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                  (d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

7.8      WAIVERS; AMENDMENTS.

                  (a) No failure or delay of the Investors in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Investors; provided that no such amendment, waiver or modification shall (i) change any of the provisions of this Section 7.8 or the definition of "Required Investors" or any other provision hereof specifying the number or percentage of Investors required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Investor or (ii) increase the obligations of any Investor or otherwise disproportionately adversely affect any of the rights of any Investor under this Agreement, without the written consent of each Investor affected thereby.

7.9      NO FIDUCIARY RELATIONSHIP.

         No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Investors to the Company other than any fiduciary duty any Investor may have as a member of the Board of Directors of the Company.

7.10     NO DUTY.

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Investors shall have the right to act exclusively in the interest of the Investors and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company or any of its shareholders or any other Person.

7.11     CONSTRUCTION.

         The Company and the Investors acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Investors and the Company.

7.12     SEVERABILITY.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Applicable Law.

7.13     COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

7.14     CONFIDENTIALITY.

         For the purposes of this Section 7.14, "CONFIDENTIAL INFORMATION" means information delivered to any Investor by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the Closing
Date), provided that such term does not include information that (a) was publicly known or otherwise known to such Investor prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Investor or any Person acting on its behalf, or (c) otherwise becomes known to any Investor other than through disclosure by the Company or any Subsidiary. Each Investor will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Investor in good faith to protect confidential information of third parties delivered to such Investor, provided that such Investor may deliver or disclose Confidential Information to
(i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Purchased Securities), (ii) its financial advisors and other professional advisors who are made aware of the confidential nature of such information, (iii) any other holder of the Purchased Securities, (iv) any institutional investor to which any Investor sells or offers to sell the Purchased Securities or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 7.14), (v) any Person from which such Investor offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 7.14), (vi) any federal or state regulatory authority having jurisdiction over such Investor,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Investor,
(x) in response to any subpoena or other legal process or (y) in connection with any litigation to which such Investor is a party. Each holder of the Purchased Securities, by its acceptance of the Purchased Securities, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section
7.14 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of the Purchased Securities of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee, such holder will enter into an agreement with the Company embodying the provisions of this Section 7.14.

7.15     HEADINGS.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

7.16     ENTIRE AGREEMENT.

         This Agreement and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof (including, without limitation, the Term Sheet dated January 29, 2002 between the Company, Mellon Ventures Inc. and Steven A. Webster.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers, all as of the day and year first above written.



                                         COMPANY

                                         CARRIZO OIL & GAS, INC.


                                         By:    /s/ FRANK A. WOJTEK
                                            -----------------------------------
                                             Name:  Frank A. Wojtek
                                             Title: Chief Financial Officer and
                                                    Vice President


                                         INVESTORS


                                         MELLON VENTURES, L.P.

                                         By:  MVMA, L.P.,
                                              its General Partner

                                         By:    /s/ MARC A. COLE
                                            -----------------------------------
                                             Name:  Marc A. Cole
                                             Title: Associate

                                         /s/ STEVEN A. WEBSTER
                                         --------------------------------------
                                         Steven A. Webster

                                  SCHEDULE 1.1

                       INVESTORS AND ADDRESSES FOR NOTICES




                       NUMBER OF SHARES OF SERIES B CONVERTIBLE     PURCHASE PRICE OF SERIES B        NUMBER OF     PURCHASE PRICE
      INVESTOR               PREFERRED STOCK PURCHASED             CONVERTIBLE PREFERRED STOCK      WARRANT SHARES    OF WARRANTS
      --------         ----------------------------------------    ---------------------------      --------------  -------------
Mellon Ventures, L.P.                  40,000                                 $3,990,000               168,421          $10,000
Steven A. Webster                      20,000                                 $1,995,000                84,211          $ 5,000



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